                                                                    Exhibit 99.1


CONTACT:                                     FOR IMMEDIATE RELEASE

Richard Soloway, CEO                         Stephen D. Axelrod, CFA
Kevin S. Buchel, Senior VP                   Andria Arena (Media)
NAPCO Security Systems, Inc.                 Wolfe Axelrod Weinberger Assoc. LLC
(631) 842-9400 ext. 120                      (212) 370-4500; (212) 370-4505 fax
                                             steve@wolfeaxelrod.com


    NAPCO SECURITY SYSTEMS, INC. ANNOUNCES ITS AUDITED FISCAL 2003 RESULTS

AMYTYVILLE, NEW YORK--FEBRUARY 9, 2004--NAPCO SECURITY SYSTEMS, INC. (NASDAQ:
NSSCE) one of the world's leading suppliers of high performance electronic security equipment for over 30 years, announced today its audited fiscal 2003 results. The audited results are shown in a table below.

Richard Soloway, Chairman and CEO of NAPCO, stated, "With the completion of the 2003 audit and the planned filings of Form 10Q for both the first quarter ended September 30, 2003 and the second quarter ended December 31, 2003 within a week, we can now focus on maximizing the opportunities for growth in the burgeoning marketplace for quality security products, systems and solutions."

"We continue to expect that results will continue to improve over the course of the fiscal year. This positive outlook is supported by the overwhelming acceptance of our new distribution arrangements, a broad array of new, innovative security products, systems and solutions and an expanding market. NAPCO is once again moving aggressively forward with a strong financial structure and an organization dedicated to maintaining its leadership position in all areas of the security industry," Mr. Soloway concluded.

NAPCO SECURITY SYSTEMS, INC. is one of the world's leading manufacturers of technologically advanced electronic security equipment including burglary and fire alarm systems, access control products and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling control panels, sensors, locking devices and access control systems. They are used in residential, commercial, institutional and industrial applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market; a market whose current size exceeds $25 billion.

For additional information on NAPCO, please visit the Company's web site at www.napcosecurity.com

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

                                                               -TABLE TO FOLLOW-

                 NAPCO SECURITY SYSTEMS, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       YEARS ENDED JUNE 30, 2003 AND 2002
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (AUDITED)

                                                             YEARS ENDED
                                                               JUNE 30,
                                                      -------------------------
                                                                        2002
                                                         2003        (restated)
                                                      ----------     ----------
Net sales                                             $   57,340     $   55,836
Cost of sales                                             41,939         41,119
                                                      ----------     ----------
     Gross profit                                         15,401         14,717
Selling, general and administrative expenses              13,176         11,900
                                                      ----------     ----------
     Operating income                                      2,225          2,817
                                                      ----------     ----------
Other income (expense):
Interest expense, net                                       (727)        (1,409)
Other, net                                                   127            (49)
                                                      ----------     ----------
                                                            (600)        (1,458)
                                                      ----------     ----------
      Income before income taxes                           1,625          1,359
Provision (benefit) for income taxes                         615           (216)
                                                      ----------     ----------
     Net income                                       $    1,010     $    1,575
                                                      ==========     ==========
Earnings per share:
                    Basic                             $     0.30     $     0.47
                                                      ==========     ==========
                    Diluted                           $     0.28     $     0.45
                                                      ==========     ==========
Weighted average number of shares outstanding:
                    Basic                              3,332,000      3,342,000
                                                      ==========     ==========
                    Diluted                            3,584,000      3,492,000
                                                      ==========     ==========

                          SELECTED BALANCE SHEET DATA
                          AS OF JUNE 30, 2003 AND 2002
                                   (AUDITED)
                                 (IN THOUSANDS)

                                                       2002
                                       2003         (restated)
                                       ----         ----------
Total current assets                 $37,919         $40,873

Total current liabilities              9,076           9,061

Long-term debt                        14,100          16,588

Total stockholders' equity            33,357          34,528

                                      ###